WEIS MARKETS, INC.

                              COMPANY APPRECIATION PLAN


1. PURPOSE

   The Board of Directors of Weis Markets, Inc. (hereinafter referred to as the "Company") believes the Company Appreciation Plan will promote continuity of management and increase incentive and personal interest in the welfare of the Company by those who are primarily responsible for developing and carrying out the long range plans of the Company and its subsidiaries and securing their continued growth and financial success.

2. DEFINITIONS

   (a)  "Board" shall mean the Board of Directors of Weis Markets, Inc.

   (b) "Committee" shall mean the Executive Compensation Committee of the Board of Directors.

   (c)  "Company" shall mean Weis Markets, Inc. or any successor thereto.

   (d) "Designated Period" shall mean the period commencing as of the date on which Rights are awarded to a Participant, and ending on the date as of which such Rights mature as fixed by the Board. The Designated Period may not be less than twelve (12) months no more than sixty-three
        (63) months. The Designated Period may vary as among Participants and as among awards to a Participant.

   (e)  "Effective Date" of the Plan shall mean April 1, 1980.

   (f) "Market Value" shall mean the value of a share of the Company's common capital stock as of the close of trading on a particular date, as reported in the Wall Street Journal or such other source as the Committee believes adequately reflects the trading in the Company's common stock. "Average Market Value" shall mean the average of the Market Value of the Company's common capital stock based on the closing price for all trading days in the 90 calendar day period which ends on the date of reference.

   (g) "Participant" shall mean an officer or executive of the Company selected by the Board to participate in the Plan.

   (h) "Plan" shall mean the Weis Markets, Inc. Company Appreciation Plan described in this instrument , as it may be amended from time to time.

   (i) "Rights" shall mean the awards granted to a Participant from time to time in accordance with the terms of the Plan.

   (j) "Retirement" means a Participant's termination of employment with the Company and its subsidiaries after attaining age 65.

   Wherever the context so requires, masculine pronouns include the feminine and singular words shall include the plural.

3. ADMINISTRATION

   (a) The Plan shall be administered by the Committee as it may be constituted from time to time. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held.

   (b) Eligibility for participation in this Plan shall be determined by a two step process. First, the Executive Compensation Committee of the Board of Directors shall make a recommendation of potential Participants to the Board of Directors. This list may be based upon recommendations from the Executive Committee of Weis Markets, Inc. Second, the Board of Directors shall consider the recommendation of the Executive Compensation Committee and make the final determination based upon a majority vote.

4. OPERATION

   Employees of the Company who are eligible to participate in the Plan and who have been designated as Plan Participants shall be notified by the Committee in writing of such Participation, which notification shall outline the specific terms applicable to the Participant. The general terms of the Plan applicable to each Participant are as follows:

   (a) Plan Participants shall be awarded Rights which mature at the expiration of the Designated Period or Designated Periods applicable to such Rights. As of the date of expiration of the Designated Period, or Period, the Participant shall receive an amount equal to the current value of the Rights.

   (b) The current value of the Rights shall be equal to the excess of (1) over (2) below, but in no event greater than the amount set forth in paragraph (c) below.

       (1)  The greater of
            (i) the Average Market Value of the Rights awarded the Participant as of the date of expiration of the Designated Periods applicable to such Rights; and
            (ii) the market Value of the Rights awarded the Participant as of the last trading day of the calendar year preceding the date of expiration of the Designated Period.

       (2) The Market Value of the Rights awarded the Participant as of the initial effective date of the award.

   The Market Value or Average Market Value of all Rights as of a particular date shall be the Market Value or Average market Value of one Right multiplied by the number of Rights.

   (d) Not withstanding any other provision of the Plan, the current value of any Rights shall not exceed 100% of the Market Value of the Rights as of the initial date of the award of such Rights. The current value of Rights, as determined under (b and (c) above, shall be paid to the Participant in cash no later than sixty days following the expiration of the applicable Designated Period.

5. LIMITATION ON RIGHTS

   A Participant may receive as many awards of Rights at various times as may be determined appropriate by the Board, but the total Rights granted under this Plan to all Participants shall not exceed 100,000.

6. NATURE OF RIGHTS

   The Rights shall be used solely as a device for the measurement and determination of the amount to be paid to Participants as provided in the Plan. The Rights shall not constitute or be treated as property or as a trust fund of any kind. All amounts at any time attributable to the Rights shall be and remain the sole property of the Company and the Participants' rights here under are limited to the rights to receive cash as herein provided.

7. DILUTION

   In the event of a stock split, stock dividend, reclassification, reorganization, or other capital adjustment of shares of capital stock of the Company, the number of Rights of a Participant and the number of total Rights which may be issued under the plan provided by paragraph 5 shall be adjusted in the same manner as the Company's capital stock reflected by such Rights would be adjusted.

8. TRANSFERABILITY

   Any rights arising under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, and may be exercised during the life of a Participant only by such Participant.

9. TERMINATION OF EMPLOYMENT

   The Plan does not confer upon any Participant any right with respect to continuance of employment by the Company or by a subsidiary of the Company, nor does it nullify his right, or his employer's right, to terminate his employment at any time. In the event that the employment of a Participant by the Company and/or its subsidiaries terminates for any reason other than due to disability, death, or retirement, any outstanding Rights under the Plan shall be forfeited. In the event a Participant terminates employment with the Company and/or its subsidiaries due to death, disability, or retirement, the Designated Period for such Participant shall be deemed to end, with appropriate payment subsequently made to the Participant or his named beneficiary. A Participant shall be deemed to have terminated employment due to disability if, in the opinion of a physician selected by the Committee, as a result of a mental or physical condition he is unable to continue to perform his duties as an employee.

10. WITHHOLDING OF TAX

   There shall be deducted from each distribution under the Plan the amount of any tax required by any governmental authority to be withheld and paid over by the Company to such governmental authority for the account of the person entitled to such distribution.

11. TERMINATION AND AMENDMENT OF PLAN

   The Board may at any time terminate the Plan, or make such modifications of the Plan as it shall deem advisable, provided that

   (a) no termination or amendment of the Plan may, without the consent of a Participant, adversely affect the rights of such Participant, and

   (b) any amendment requiring an affirmative vote of the holders of a majority of the shares of the capital stock of the Company shall not be effective until such affirmative vote is obtained.